As Filed with the Securities and Exchange Commission
                                on October 26, 1994
                                                 Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.     25049

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          Interstate/Johnson Lane, Inc.
              (Exact name of Registrant as specified in its charter)

          Delaware                                      56-1470946
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)

         Interstate Tower
            PO Box 1012                                    28201-1012
    Charlotte, North Carolina                              (Zip Code)
(Address of principal executive offices)

             INTERSTATE/JOHNSON LANE, INC. RESTATED STOCK AWARD PLAN
                               OCTOBER 27, 1992
                           (Full title of the plan)

                                  MICHAEL D. HEARN
                                      Secretary
                             Interstate/Johnson Lane, Inc.
                                   Interstate Tower
                                      P.O. Box 1012
                          Charlotte, North Carolina 28201-1012
                         (Name and address of agent for service)

                                    (704) 379-9000
             (Telephone number, including area code, of agent for service)


                            CALCULATION OF REGISTRATION FEE

Title of securities    Amount to be          Proposed maximum      Proposed maximum      Amount of
to be registered       registered            offering price per    aggregate offering    registration fee
                                                               share                 price
Common Stock,
par value $0.20 per         400,000 (1)             7.25(2)            $2,900,000             $1,000.00
share

(1) The registrant has previously registered on registration statements on Form S-8 (Nos. 33-25323 and 33-42743) 600,000 shares of Common
         Stock for issuance under the Plan. This registration statement is being filed to register additional shares of Common Stock for issuance under the Plan.
(2) Represents the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on October 24, 1994.

                                   PART II

                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The contents of the Registration Statement on Form S-8 (No. 33-25323) filed on November 7, 1988 and the Registration Statement on Form S-8 (No. 33-42743) filed on September 13, 1991 are incorporated herein by reference.

Item 4.  Exhibits

         Exhibit
         Number           Description
         4.1              Interstate/Johnson Lane, Inc. Restated Stock Award Plan, October 27, 1992.

         4.2              Form of Restricted Stock Purchase Agreement to be used in conjunction with Restricted Stock Discount
                          Purchase Program.

         23.1             Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 18, 1994.

                           INTERSTATE/JOHNSON LANE, INC.

                           BY:       /s/ Parks H. Dalton
                                     Parks H. Dalton, Chairman of the Board
                                     of Directors and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                         Title                                     Date
/s/ Parks H. Dalton            Chairman of the Board                      October 18, 1994
Parks H. Dalton                of Directors, Chief Executive
                               Officer and Director

/s/ James H. Morgan            President, Chief Operating                 October 18, 1994
James H. Morgan                Officer and Director

/s/ Edward C. Ruff             Vice President - Finance                   October 25, 1994
Edward C. Ruff                 (Principal Accounting and
                               Financial Officer) and Director

/s/ Richard S. Pechter         Director                                   October 25, 1994
Richard S. Pechter

/s/ Claude S. Abernathy, Jr.   Director                                   October 25, 1994
Claude S. Abernathy, Jr.

/s/ John B. Ellis              Director                                   October 25, 1994
John B. Ellis

                                 INDEX TO EXHIBITS

Exhibit                                                                              Sequential
Number           Description                                                         Page No.
 4.1             Interstate/Johnson Lane, Inc. Restated Stock Award Plan
                 October 27, 1992.

 4.2 Form of Restricted Stock Agreement to be used in conjunction with Restricted Stock Discount Purchase
                 Program.

 23.1            Consent of Coopers & Lybrand L.L.P.